EX-16.11.a
CONSENT OF COUNSEL

NATIONWIDE VARIABLE INSURANCE TRUST

We hereby consent to the use of our name and to the reference to our firm included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933, as amended (1933 Act No. 333-173287), on Form N-14 of Nationwide Variable Insurance Trust.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Washington, DC

July 7, 2011